Exhibit 5.1

Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 sycr.com	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

October 2, 2020

Qualigen Therapeutics, Inc.

2042 Corte Del Nogal
Carlsbad, CA 92011

Re:    Qualigen Therapeutics, Inc. Registration Statement on Form S-3 – Shelf Takedown

Ladies and Gentlemen:

We have acted as counsel for Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the prospectus supplement filed by the Company on October 2, 2020 (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “Commission”) with respect to the Company’s “shelf” registration statement on Form S-3, Commission file no. 333-232798 (the “Registration Statement”) declared effective by the Commission on August 1, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company’s base prospectus thereunder dated August 1, 2019 (the “Base Prospectus”); and you have requested our opinion with respect to the matters set forth below.

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by the Company of an aggregate of up to 4,731,203 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share, upon future exercise of certain outstanding “broker/investor” type of “Qualigen, Inc. Series C Warrants” (now exercisable for the Warrant Shares) (collectively, the “Broker/Investor Warrants”) pursuant to the Registration Statement, the Base Prospectus and the Prospectus Supplement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Warrant Shares have been duly authorized and reserved for issuance, and when issued upon the exercise of the Broker/Investor Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to federal and California law and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission today in respect of Prospectus Supplement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Qualigen Therapeutics, Inc

October 2, 2020

Page Two

This opinion is intended solely for use in connection with the issuance and sale of the Warrant Shares pursuant to the Registration Statement and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws; it is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth, A PROFESSIONAL CORPORATION

/s/ Stradling Yocca Carlson & Rauth, A Professional Corporation